[PFK Logo]                                          ----------------------------
worldwide                                           PANNELL
                                                    KERR
                                                    FORSTER PC
                                                    ----------------------------
                                                    Certified Public Accountants

                                                    420 Lexington Avenue
                                                    New York, NY 10170

                                                    Telephone (212) 867-8000
                                                    Telefax (212) 687-4346



March 17, 2000



Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549


Gentlemen:

We have read item 4 of the Current Report on Form 8-K of insci-statements.com.corp. and we agree with the statements contained therein as they relate to our firm.

                                        Very truly yours,

                                    /s/ Pannell Kerr Forster
                                        Pannell Kerr Forster PC